Exhibit 10.27.3

THIRD AMENDMENT TO LOAN DOCUMENTS

    THIS THIRD AMENDMENT TO LOAN DOCUMENTS (this “Amendment”), is made as of October 24, 2002, by and between STRATEGIC DIAGNOSTICS, INC. (the “Borrower”), and PNC BANK, DELAWARE (the “Bank”).

BACKGROUND

    A.    The Borrower has executed and delivered to the Bank a certain Loan Agreement dated as of May 5, 2000, as amended on December 13, 2001, and on April 25, 2002, along with one or more promissory notes, security agreements, mortgages, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on attached Exhibit A, which is made a part of this Amendment (collectively as amended from time to time, the “Loan Documents”) which evidence or secure some or all of the Borrower’s obligations to the Bank for one or more loans or other extensions of credit (the “Obligations”).

    B.    The Borrower and the Bank desire to amend the Loan Documents as provided for in this Amendment.

    NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

        1.    Certain of the Loan Documents are amended as set forth in Exhibit A. Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

        2.    The Borrower hereby certifies that: (a) all of its representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) after giving effect to this Amendment, and the waiver contained herein, no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and (d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms. The Borrower confirms that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

        3.    The Borrower hereby confirms that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by the Borrower or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of the Borrower’s existing and future Obligations to the Bank, as modified by this Amendment.

        4.    As a condition precedent to the effectiveness of this Amendment, the Borrower shall comply with the terms and conditions (if any) specified in Exhibit A.

        5.    The Borrower has failed to maintain the minimum required EBITDA for the period ending September 30, 2002. Such failure constitutes an Event of Default under the Loan Documents. Upon satisfaction of the conditions set forth in Exhibit A, the Bank hereby grants a waiver of the Event of Default specified above. Except as expressly described above, this waiver shall not constitute (a) a modification or an alteration of any of the terms, conditions or covenants of the Loan Documents, all of which remain in full force and effect, or (b) a waiver, release or limitation upon the Bank’s exercise of any of its rights and remedies thereunder, all of which are hereby expressly reserved. This waiver shall not relieve or release the Borrower in any way from any of its duties, obligations, covenants or agreements under the Loan Documents, or from the consequences of any other Event of Default thereunder, except as expressly described above. This waiver shall not obligate the Bank, or be construed to require the Bank, to waive any other Events of Default or defaults, whether now existing or which may occur after the date of this waiver.

        6.    To induce the Bank to enter into this Amendment, the Borrower waives and releases and forever discharges the Bank and its officers, directors, attorneys, agents and employees from any liability, damage, claim, loss or expense of any kind that they presently have against the Bank or any of them arising out of or relating to the Obligations. The Borrower further agrees to indemnify and hold the Bank and its officers, directors, attorneys, agents and employees harmless from any loss, damage, judgment, liability or expense (including attorneys’ fees) suffered by or rendered against the Bank or any of them on account of any claims arising out of or relating to the Obligations, except for Bank’s gross negligence or willful misconduct. The Borrower further states that it has carefully read the foregoing release and indemnity, knows the contents thereof and grants the same as its own free act and deed.

        7.    This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

        8.    This Amendment will be binding upon and inure to the benefit of the Borrower and the Bank and their respective heirs, executors, administrators, successors and assigns.

        9.    This Amendment has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated in the Loan Documents is located. This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State where the Bank’s office indicated in the Loan Documents is located, excluding its conflict of laws rules.

        10.   Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of the Bank’s rights and remedies (all of which are hereby reserved). The Borrower expressly ratifies and confirms the confession of judgment (if applicable) and waiver of jury trial provisions contained in the Loan Documents.

    WITNESS the due execution of this Amendment as a document under seal as of the date first written above.

STRATEGIC DIAGNOSTICS, INC.

By:	/s/ Arthur A. Koch, Jr.
(SEAL)
Print Name:	ARTHUR A KOCH JR

Title:	VP

PNC BANK, DELAWARE

By:	/s/ Theodore J. Prushinski
(SEAL)
Print Name:	Theodore J. Prushinski

Title:	V.P.

EXHIBIT A TO
AMENDMENT TO LOAN DOCUMENTS
DATED OCTOBER 24 2002

    A.    The “Loan Documents” that are the subject of this Amendment include the following (as any of the foregoing have previously been amended, modified or otherwise supplemented):

        1.    Loan Agreement dated May 5, 2000, as amended December 13, 2001 and April 25, 2002;

        2.    Security Agreement dated May 5, 2000;

        3.    Committed Line of Credit Note dated May 5, 2000;

        4.    Term Note dated May 5, 2000;

        5.    Term Note B dated December 13, 2001; and

        6.    All other documents, instruments, agreements, and certificates executed and delivered in connection with the Loan Documents listed in this Section A.

    B.    In addition to the prior amendments dated December 13, 2001 and April 25, 2002, the Loan Documents ate further amended as follows:

        1.    Bank hereby agrees to suspend Borrower’s obligation to comply with Section 4.9(a) of the Loan Agreement (Funded Debt to EBITDA) solely for the fiscal quarters ending December 31, 2002, and March 31, 2003.

        2.    Bank hereby agrees to suspend Borrower’s obligation to comply with Section 4.9(b) of the Loan Agreement (EBITDA to Current Maturities) solely for the fiscal quarters ending December 31, 2002, and March 31, 2003.

        3.    Borrower shall have EBITDA of no less than $700,000 for the fiscal quarter ending December 31, 2002, and no less than $650,000 for the fiscal quarter ending March 31, 2003, in each case measured solely on such fiscal quarter’s results.

        4.    Notwithstanding anything to the contrary contained in the Loan Documents, the “Expiration Date” shall mean December 31, 2002, or such later date as may be designated by Bank by written notice to Borrower.

    C.    Conditions to Effectiveness of Amendment: The Bank’s willingness to agree to the amendments set forth in this Amendment are subject to the prior satisfaction of the following conditions:

        1.    Execution by all parties and delivery to the Bank of this Amendment.

        2.    Payment by the Borrower to the Bank of a waiver/amendment fee in the amount of $5,000, and reimbursement of the reasonable fees and expenses of the Bank’s outside and in-house counsel in connection with this Amendment.

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